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                                                                       EXHIBIT 8




                              September 28, 1995





Heritage Federal Bancshares, Inc.
4105 Fort Henry Drive
Kingsport, Tennessee 37663

Gentlemen:

         We have acted as special counsel to Heritage Federal Bancshares, Inc. ("Heritage"), a Tennessee corporation, in connection with the proposed merger ("Merger") of Heritage with and into First American Corporation ("First American"), a Tennessee corporation, and the subsequent merger (the "Bank Merger") of Heritage Federal Bank for Savings with and into First American National Bank, a wholly-owned subsidiary of First American. Both the Merger and the Bank Merger are pursuant to the Agreement and Plan of Merger dated as of February 21, 1995, by and between First American and Heritage, as amended on May 17, 1995 (collectively, the "Agreement"), and are described in the Registration Statement on Form S-4 to be filed today by First American with the Securities and Exchange Commission (the "Registration Statement"). Terms used but not defined herein, whether capitalized or not, shall have the meaning given to them in the Prospectus/Proxy Statement of Heritage and First American included in the Registration Statement (the "Prospectus/Proxy Statement").
This opinion is being rendered pursuant to the requirements of Item 21(a) of Form S-4 under the Securities Act of 1933, as amended (the "Securities Act").

         For purposes of this opinion, we have examined and are familiar with originals or copies, certified or otherwise identified to our satisfaction, of
(i) the Agreement, (ii) the Registration Statement, including the Prospectus/Proxy Statement, and (iii) such other documents as we have deemed necessary or appropriate in order to enable us to render the opinion below. In our examination, we have assumed the genuineness of all signatures where due execution and delivery are requirements to the effectiveness thereof, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such copies.

         We have also assumed that the transactions contemplated by the Agreement will be consummated strictly in accordance with the Agreement and as described in the Prospectus/Proxy Statement, that the Merger will qualify as a statutory merger under the applicable laws of the State of Tennessee, and that the Bank Merger will qualify as a statutory merger under applicable federal law. This opinion is subject to the receipt by this firm prior to the Effective Time of certain written representations of Heritage and First American.

         Based upon and subject to the foregoing, the discussion contained in the Prospectus/Proxy Statement under the caption "Certain Federal Income Tax Consequences of the Merger," to the extent of legal conclusions enumerated therein and except as otherwise indicated, expresses our opinion as to the material federal income tax consequences of the Merger applicable to holders of HFB Common Stock. You should be aware, however, that the discussion under the caption "Certain Federal Income Tax Consequences of the Merger" in the Prospectus/Proxy Statement represents our conclusions as to the application of law existing as of the date hereof to the instant transactions. There can be no assurance that contrary positions may not be taken by the Internal Revenue Service.

         This opinion is furnished to you solely for use in connection with the Registration Statement. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the references to this firm under the heading "Certain Federal Income Tax Consequences of the Merger" in the Prospectus/Proxy Statement included therein. In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

                                        Very truly yours,

                                        HOUSLEY GOLDBERG
                                          KANTARIAN & BRONSTEIN, P.C.



                                        By: /s/ Leonard S. Volin
                                            ---------------------------
                                                  Leonard S. Volin